UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2004

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

[AGL Resources Inc. letterhead]

For Immediate Release

contact:

Financial:

Steve Cave

Director, Investor Relations

(404) 584-3801

Media:

Nick Gold

Director, Media Relations

(404) 584-3457 or (404) 275-9501

AGL CAPITAL CORPORATION PRICES

$250 MILLION SENIOR NOTES

ATLANTA, September 22, 2004 - AGL Capital Corporation, a wholly owned financing subsidiary of AGL Resources Inc. (NYSE: ATG), announced it has priced $250 million of 30-year senior notes at an interest rate of 6.0%.  The company estimates that the net proceeds of the offering will be approximately $247.4 million.  AGL Resources intends to use the net proceeds from the sale of the senior notes to repay portions of its short-term debt and for general corporate purposes.  The transaction is expected to close September 27, 2004.

“We are very pleased with our access to the capital markets,” said Andrew Evans, vice president and treasurer of AGL Resources.  “This offering extends our portfolio’s duration, and improves our maturity schedule at very attractive long-term rates.”

AGL Resources

AGL Resources Inc. (NYSE: ATG) is an Atlanta-based energy services holding company. Its utility subsidiaries - Atlanta Gas Light, Virginia Natural Gas and Chattanooga Gas – serve more than 1.8 million customers in three states. Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including wholesale trading, marketing, gathering and transportation services as well as third-party asset management. As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand. AGL Networks, the company's telecommunications subsidiary, owns and operates fiber optic networks in Atlanta and Phoenix. For more information, visit www.aglresources.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any such offer will be made only by means of a prospectus. Potential investors should read the prospectus and prospectus supplement carefully before making any investment decision. A copy of the preliminary prospectus relating to the offering may be obtained from the underwriters and is available on the Internet at www.sec.gov.

This press release contains forward-looking statements.  Company management cautions readers that the assumptions, which form the basis for the forward-looking statements, include many factors that are beyond company management’s ability to control or estimate precisely.  Those factors include, but are not limited to, the following: changes in industrial, commercial, and residential growth in the company’s service territories and those of the company’s subsidiaries; changes in price and demand for natural gas and related products; impact of changes in state and federal legislation and regulation, including various orders of the state public service commissions and the Federal Energy Regulatory Commission, on the gas and electric industries and on the company, including the impact of Atlanta Gas Light’s performance based rate plan; effects and uncertainties of deregulation and competition, particularly in markets where prices and providers historically have been regulated, unknown risks related to non-regulated businesses, and unknown issues such as the stability of certificated marketers; impact of Georgia’s Natural Gas Consumers' Relief Act of 2002; concentration of credit risk in certificated marketers and the company’s wholesale services segment’s counterparties; excess network capacity and demand/growth for dark fiber in metro network areas of AGL Networks’ customers; AGL Networks’ introduction and market acceptance of new technologies and products, as well as the adoption of new networking standards; ability of AGL Networks to produce sufficient capital to fund its business; ability to negotiate new contracts with telecommunications providers for the provision of AGL Networks’ dark-fiber services; industry consolidation; performance of equity and bond markets and the impact on pension and postretirement funding costs; changes in accounting policies and practices issued periodically by accounting standard-setting bodies; direct or indirect effects on the company’s business, financial condition or liquidity resulting from a change in the company’s credit ratings or the credit ratings of the company’s competitors or counterparties; interest rate fluctuations, financial market conditions, and general economic conditions; uncertainties about environmental issues and the related impact of such issues; impact of changes in weather upon the temperature-sensitive portions of the company’s business; impact of litigation; impact of changes in prices on the margins achievable in the unregulated retail gas marketing business; impact of acquisitions and divestitures, including (1) the risk that our business and NUI Corporation (NUI) will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame, (3) revenues following the merger may be lower than expected, (4) the ability to obtain governmental approvals of the merger, or on the proposed terms and schedule, and (5) the failure of NUI’s shareholders to approve the merger; (6) the risk that AGL Resources may be unable to obtain financing necessary to consummate the acquisition, or that the terms of such financing may be onerous; (7) the risk that any financing plan may have the effect of diluting shareholder value in the near term; and other risks described in the company’s documents on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: September 22, 2004	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer